Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Statements

On July 22, 2021, FAT Brands, Inc. (the “Company”) completed the acquisition of GFG Holding Inc. (“GFG”), for a total purchase price of $447.7 million paid by the Company in the form of $355.2 million in cash, 3,089,245 shares of the Company’s Series B Cumulative Preferred Stock and 1,964,865 shares of the Company’s Common Stock. (the “Acquisition”).

The following unaudited pro forma condensed combined balance sheet as of June 27, 2021 gives effect to the Acquisition as if it had occurred on June 27, 2021, and the following unaudited pro forma condensed combined statements of operations for the twenty-six weeks ended June 27, 2021 and for the year ended December 27, 2021 give effect to the Acquisition as if it had occurred on December 30, 2019 (the “Pro Forma Financial Statements”). The Pro Forma Financial Statements are based on historical financial information of the entities, as adjusted to give effect to the Acquisition. The Pro Forma Financial Statements have been prepared in accordance with Article 11 of Regulation S-X.

The following Pro Forma Financial Statements do not reflect the financial condition at the date or results of operations of the Company for the periods indicated. The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information, and in many cases are based on estimates and preliminary information. The assumptions underlying the pro forma adjustments are described in the accompany notes to the unaudited pro forma combined financial statements. However, the Pro Forma Financial Statements may not be indicative of our future performance and do not necessarily reflect what our financial condition and results of operations would have been had the acquisition to which the pro forma adjustments relate occurred on the dates indicated above.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 27, 2021

(in thousands)

	Historical Results
	Fat Brands, Inc.	GFG	Transaction Accounting Adjustments (Note 5)		Pro Forma Combined
ASSETS
Current assets:
Cash	$48,124	$5,874	$(20,851)	(a)	$33,147
Restricted cash	4,096	-	4,605	(b)	8,701
Accounts Receivable	5,583	5,080	-		10,663
Trade and other notes receivable	217	-	-		217
Inventory	-	2,002	-		2,002
Other receivables	-	457	(457)	(c)	-
Assets classified as held for sale	7,735	5,069	(5,069)	(d)	7,735
Prepaids and other current assets	-	910	(910)	(c)	-
Other current assets	2,486	-	1,367	(c)	3,853
Total current assets	68,241	19,392	(21,315)		66,318
Noncurrent restricted cash	1,800	-	-		1,800
Notes receivable	1,583	-	-		1,583
Other intangible assets, net	46,950	314,170	(36,470)	(d)	324,650
Amortizable intangible assets, net	-	6,779	(6,779)	(c)	-
Goodwill	9,706	-	190,590	(e)	200,296
Deferred income tax asset, net	33,555	-	(32,278)	(c)	1,277
Operating lease right of use assets	4,913	-	10,839	(f)	15,752
Fixed assets	-	5,793	2,581	(d)	8,374
Other assets	2,420	540	-		2,960
Total assets	$169,168	$346,674	$107,168		$623,010
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,410	$7,579	$-		$15,989
Accrued expenses and other liabilities	21,235	-	-		21,235
Accrued interest payable	1,473	-	-		1,473
Accrued Advertising	1,980	-	-		1,980
Deferred income, current portion	1,684	3,252	(2,402)	(d)	2,534
Dividend payable on preferred shares	1,397	-	-		1,397
Liabilities related to assets classified as held for sale	7,131	-	-		7,131
Current portion of operating lease liability	929	-	3,755	(f)	4,684
Current portion of preferred shares, net	7,980	-	-		7,980
Current portion of long-term debt	913	286	(286)	(g)	913
Other	18	-	-		18
Total current liabilities	53,150	11,117	1,067		65,334
Deferred income - noncurrent	9,691	-	-		9,691
Long-term debt, net of current portion	146,140	234,264	104,668	(g)	485,072
Operating lease liability, net of current portion	4,508	-	9,314	(d)(f)	13,822
Deferred Tax Liability	-	32,278	(32,278)	(c)	-
Other liabilities	58	912	-		970
Acquisition purchase price payable	776	-	-		776
Total liabilities	214,323	278,571	82,771		575,665

Temporary equity	-	-	67,500	(a)	67,500

Stockholders’ equity:
Preferred stock	29,092	-	-		29,092
Common stock	(45,086)	-	25,000	(a)	(20,086)
Accumulated deficit	(29,254)	(92,667)	92,667		(29,254)
Noncontrolling interests	93	-	-		93
Additional paid in capital	-	160,770	(160,770)		-
Total Stockholders’ equity	(45,155)	68,103	(43,103)		(20,155)
Total liabilities, non-controlling interests and stockholders’ equity	$169,168	$346,674	$107,168		$623,010

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 27, 2021

(in thousands, except share and per share amounts)

	Historical Results
	Fat Brands, Inc.	GFG	Transaction Accounting Adjustments (Note 5)		Pro Forma Combined
Revenues
Royalties	$11,057	$15,770	$-		$26,827
Restaurant sales	234	-	(234)	(aa)	-
Company store revenue	-	21,782	234	(aa)	22,016
Factory revenue	-	16,114	-		16,114
Advertising fees	2,560	-	-		2,560
Franchise fees	1,022	559	-		1,581
Licensing and other revenue	-	381	-		381
Management fees and other income	58	-	-		58
Total revenues	14,931	54,606	-		69,537
Costs and expenses
General and administrative expense	10,408	27,727	(1,494)	(aa)	36,641
Restaurant operating expenses	244	-	11,661	(aa)	11,905
Cost of revenues	-	11,661	(11,661)	(aa)	-
Advertising expense	2,560	-	-		2,560
Depreciation and amortization	-	1,705	3,609	(aa)(cc)	5,314
Refranchising (gain) loss	(429)	-	-		(429)
Other expense (income)	-	(710)	710	(aa)	-
Total other income (expense)	12,783	40,383	2,825		55,991
Income (Loss) from operations	2,148	14,223	(2,825)		13,547
Other income (expense)
Interest expense, net	(4,866)	(11,876)	(42)	(bb)	(16,784)
Net loss on extinguishment of debt	(6,405)	-	-		(6,405)
Interest expense related to preferred shares	(552)	-	-		(552)
Other expense	(809)	4,565	-		3,756
Other income (expense)	-	-	-		-
Total other income (expense)	(12,632)	(7,311)	(42)		(19,985)
(Loss) income before income tax expense	(10,484)	6,912	(2,866)		(6,438)
Income tax expense (benefit)	(2,121)	1,032	(745)	(dd)	(1,834)
Net income	(8,363)	5,880	(2,121)		(4,604)
Net loss attributable to noncontrolling interest	(5)	-	-		(5)
Net income attributable to the Company	$(8,358)	$5,880	$(2,121)		$(4,599)

Basic and diluted loss per common share	$(0.69)	$-	$-		$(0.33)
Basic and diluted weighted average shares outstanding	12,122,938	-	-		14,087,803

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 27, 2020

(in thousands, except share and per share amounts)

	Historical Results
	Fat Brands, Inc.	GFG	Transaction Accounting Adjustments (Note 5)		Pro Forma Combined
Revenues
Royalties	$13,420	$24,840	$-		$38,260
Restaurant sales	-	-	63,729	(aa)	63,729
Company store revenue	-	63,729	(63,729)	(aa)	-
Factory revenue	-	24,267	-		24,267
Advertising fees	3,527	-	-		3,527
Franchise fees	1,130	888	-		2,018
Licensing and other revenue	-	612	-		612
Management fees and other income	41	-	-		41
Total revenues	18,118	114,336	-		132,454
Costs and expenses
General and Administrative expense	14,876	73,987	3,230	(aa)	92,093
Cost of revenues	-	23,099	-		23,099
Advertising expense	5,218	-	-		5,218
Refranchising (gain) loss	3,827	-	-	(aa)	3,827
Depreciation and amortization	-	4,074	6,819	(aa)(cc)	10,893
Impairment of assets	9,295	24,476	-		33,771
Other expense (income)	-	4,402	(4,402)	(aa)	-
Total costs and expenses	33,216	130,038	5,647		168,901
Income (Loss) from operations	(15,098)	(15,702)	(5,647)		(36,447)
Other income (expense)
Interest expense, net	(3,375)	(20,911)	(2,924)	(bb)	(27,210)
Interest expense related to preferred shares	(1,544)	-	-		(1,544)
Change in fair value of derivative liability	887	-	-		887
Gain on contingent consideration payable adjustment	1,680	-	-		1,680
Net loss on extinguishment of debt	(88)	-	-		(88)
Other expense	(1,011)	(94)	-		(1,105)
Total other income (expense)	(3,451)	(21,005)	(2,924)		(27,380)
Income (Loss) before income tax expense	(18,549)	(36,707)	(8,571)		(63,827)
Income tax expense (benefit)	(3,689)	(8,375)	(2,228)	(dd)	(14,292)
Net income	$(14,860)	$(28,332)	$(6,343)		$(49,535)

Basic and diluted loss per common share	$(1.25)	$-	$-		$(3.57)
Basic and diluted weighted average shares outstanding	11,897,952	-	-		13,862,817

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTE 1 – BASIS OF PRESENTATION

The Pro Forma Financial Statements are based on historical financial statements of the entities, as adjusted to give effect to the Acquisition. The pro forma condensed combined balance sheet as of June 27, 2021 gives effect to the Acquisition as if it had occurred on June 27, 2021. The pro forma condensed combined statements of operations for the twenty-six weeks ended June 27, 2021 and for the year ended December 27, 2020 give effect to the Acquisition as if it had occurred on December 30, 2019 (the beginning of the Company’s 2020 fiscal year). While GFG’s fiscal periods do not align with the Company’s fiscal periods, because the fiscal periods contain the same number of days and the periods begin and end within three days of each other, for purposes of the Pro Forma Financial Statements, we have presented GFG’s fiscal year ended 2020 and the six months ended in June 2020 as though they were aligned with the Company’s fiscal periods. In addition to the historical financial statements included as exhibits to this Form 8-K/A, the Pro Forma Financial Statements should be read in conjunction with the Company’s Form 10-K as of December 27, 2020, the Form 10-Q as of June 27, 2021 and the Form 8-K filed with the SEC on July 26, 2021.

NOTE 2 – PRELIMINARY PURCHASE PRICE ALLOCATION

The Pro Forma Financial Statements include various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of GFG on preliminary estimates of fair value by management and third-party experts. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities as well as final post-closing adjustments, if any. Accordingly, the pro forma adjustments are preliminary and may be subject to change.

The preliminary assessment of the fair value of the net assets and liabilities acquired by the Company through the acquisition of GFG was estimated at $447.7 million. The preliminary allocation of the consideration to the net tangible and intangible assets acquired is presented in the table below (in millions):

Cash	$5.9
Accounts receivable	5.1
Inventory	2.0
Other receivables	0.5
Prepaids and other current assets	0.9
Other intangible assets	277.7
Goodwill	190.6
Other assets	0.5
Fixed assets	8.4
Accounts payable	(7.6)
Above market leases	(2.2)
Deferred income, current portion	(0.9)
Deferred tax liability	(32.3)
Other liabilities	(0.9)
Total net identifiable assets	$447.7

NOTE 3 – IDENTIFIABLE INTANGIBLE ASSETS

Our preliminary valuation estimates of the identifiable intangible assets acquired in connection with the Acquisition are based on initial valuations performed by management and third-party experts. However, these estimates are preliminary, as we have not completed our analysis of all the facts surrounding the business acquired and therefore have not finalized the accounting for these transactions. Our preliminary estimate of identifiable intangible assets total $277.7 million, comprised of $149.8 million in trademarks, $84.6 million in customer relationships and $43.3 million in franchise agreements.

NOTE 4 – GOODWILL

Our preliminary valuation estimate of goodwill in the amount of $190.6 million is based on the excess of the estimated purchase price paid for GFG over the estimated fair market value of the identifiable assets and liabilities acquired. These estimates are preliminary and will be refined once the valuation process is completed.

NOTE 5 – PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the Pro Forma Financial Statements:

Balance Sheet Pro Forma Adjustments

(a)	Consideration of $447.7 million for the Acquisition was in the form of $355.2 million in cash, 3,089,245 shares of the Company’s Series B Cumulative Preferred Stock ($67.5 million) and 1,964,865 shares of the Company’s Common Stock ($25.0 million).

(b)	Represents $4.6 million of restricted cash consisting of funds required to be held in trust in connection with the issuance of the Notes (see (g) below).

(c)	Represents reclassifications that have been made to the historical presentation of GFG to conform to the financial statement presentation of the Company.

(d)	Reflects the adjustment of historical tangible and intangible assets acquired by the Company to their estimated fair values. The estimates of fair value may differ from amounts the Company will calculate after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial statements.

(e)	Reflects adjustment to record goodwill resulting from the acquisition.

(f)	As a non-public company, GFG was not yet required to adopt ASU 2016-02, Leases (Topic 842), requiring a lessee to recognize on the balance sheet the assets and liabilities for the rights and obligations created by leases with a term of more than twelve months. However, as a part of the Company’s consolidated group, GFG adopted ASU 2016-02 as of the Acquisition date. Accordingly, the Pro Forma Financial Statements have been adjusted to record an operating lease right of use asset and an operating lease liability. GFG has certain operating leases for corporate offices and for certain restaurant properties that are in the process of being refranchised. The leases have remaining terms ranging from 4 months to 9.3 years with a weighted average term of 4.6 years. The weighted average discount rate used to calculate the carrying value of the right of use assets and lease liabilities was 8.3%, which is based on the Company’s incremental borrowing rate at the time of the transaction.

(g)	The net increase to debt reflects the issuance of new debt of $350.0 million of fixed rate asset backed notes comprised of aggregate principal amounts of $209.0 million of Class A-2 notes bearing interest at 6.00%, $84.0 million of Class B-2 notes bearing interest at 7.00% and $57.0 million of Class M-2 notes bearing interest at 9.50% (net proceeds of $338.9 million), collectively, the “Notes.” GFG’s outstanding debt was also extinguished upon consummation of the acquisition.

Statement of Operations Pro Forma Adjustments

(aa)	Represents reclassifications that have been made to the historical presentation of GFG to conform to the financial statement presentation of the Company and the presentation of depreciation and amortization expense separately due to its materiality.

(bb)	Represents the net increase to interest expense resulting from interest on the Notes to finance the acquisition of GFG and the extinguishment of GFG’s existing debt.

(cc)	Represents the adjustment to reflect the amortization related to amortizing intangible assets (see (d) above).

(dd)	Represents the income tax expense effect based on a statutory income tax rate of 26%.